UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009 (January 14, 2009)
ALSERES PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On January 14, 2009, in connection with the cancellation and regrant of options to purchase shares of the common stock of Alseres Pharmaceuticals, Inc. a Delaware corporation (the “Company”) (discussed in Item 8.01 below), the Company’s Board of Directors approved the execution of stock option agreements (representing regranted stock options to each of the following executive officers of the Company) with respect to options to purchase shares of the Company’s common stock in the following amounts:

Name	Number of Shares
Peter G. Savas	950,000
Mark J. Pykett	425,000
Kenneth L. Rice, Jr.	375,000
     All options described in this Item 1.01 were granted under the Company’s Amended and Restated 2005 Stock Option Plan, as amended (the “2005 Plan”) with the following terms: (i) an exercise price equal to the fair market value on the grant date which was the last sale price on January 14, 2009, or $1.15 per share; (ii) exercisable through January 31, 2014; and (iii) 50% vesting on the date of grant, 25% vesting on February 28, 2009 and 25% vesting on March 31, 2009.
Item 1.02. Termination of a Material Definitive Agreement.
     On January 14, 2009, in connection with the cancellation and regrant of options to purchase shares of the common stock of the Company (discussed in Item 8.01 below), the Company’s Board of Directors approved the cancellation of stock option agreements with each of the following executive officers of the Company and with respect to options to purchase the following number of shares of the Company’s common stock:

Name	Number of Shares
Peter G. Savas	950,000
Mark J. Pykett	425,000
Kenneth L. Rice, Jr.	625,000
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Salary Reductions
     On January 14, 2009, the compensation committee of the Company’s board of directors approved a 15% reduction to the base salaries of certain executive officers. The salary reduction is effective January 1, 2009. The Company’s board of directors also voted to forego all incentive compensation for executive officers of the Company related to 2008 performance. The following table sets forth the current and revised salaries of these executive officers:

	2008 Annual Base Salary	2009 Annual Base Salary
Peter G. Savas,	$472,500	$401,625
Chairman and Chief Executive Officer

Mark J. Pykett,	$357,000	$303,450
President and Chief Operating Officer

Kenneth L. Rice, Jr., Executive Vice	$315,000	$267,750
President, Finance and Administration, Chief Financial Officer and Secretary
Item 8.01. Other Events.
     On January 14, 2009, the Company’s compensation committee approved the cancellation of options to purchase an aggregate of 2,617,000 shares of the Company’s common stock and the regrant of options to purchase an aggregate of 2,562,500 shares of the Company’s common stock. With the exception of Peter G. Savas, Mark J. Pykett, and Kenneth L. Rice, Jr., no executive officer or member of the Company’s board of directors participated in the cancellation and regrant of options.
     The per share exercise prices of the cancelled options ranged from $1.96 to $4.06, with a weighted average exercise price of $2.92.
     These cancellations were effected under the 2005 Plan and inducement grants pursuant to Nasdaq Marketplace Rule 4350 and all regrants were effected under the 2005 Plan. Each of the regranted options contain the following terms: (i) an exercise price equal to the fair market value on the grant date which was the last sale price on January 14, 2009, or $1.15 per share; (ii) exercisable through January 31, 2014; and (iii) 50% vesting on the date of grant, 25% vesting on February 28, 2009 and 25% vesting on March 31, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: January 16, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer